Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          IMAGISTICS INTERNATIONAL INC.

                                      * * *

     FIRST: The name of the Corporation is: Imagistics International Inc.

     SECOND: The Corporation is organized pursuant to the General Corporation Law of Delaware. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the "Delaware Law"), and the Corporation shall have all powers necessary to engage in such acts or activities, including, but not limited to, the powers enumerated in the Delaware Law.

     FOURTH: (a) Shares Authorized. The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 160,000,000 shares, of which 150,000,000 shares shall be Common Stock, $.01 par value per share (the "Common Stock"), and 10,000,000 shares shall be Preferred Stock, $1.00 par value per share (the "Preferred Stock").

     (b) Common Stock. Subject to the preferences, limitations and relative rights of any series of Preferred Stock designated by the Board of Directors pursuant to subparagraph (c) of this Article FOURTH, the shares of Common Stock shall together have unlimited voting rights, shall be entitled to receive, when and as declared by the Board of Directors out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors, and shall be entitled to receive the net assets of the Corporation upon dissolution.

     (c) Preferred Stock. The Board of Directors is hereby expressly authorized to issue, at any time and from time to time, shares of Preferred Stock in one or more classes or series. The number of shares within any such class or series shall be designated by the Board of Directors in one or more resolutions, and the shares of each class or series so designated shall have such voting powers, designations, preferences, participating, optional or other special and relative rights, and the qualifications, restrictions and limitations, with respect to voting,
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dividends, conversion, exchange, redemption and other matters, as may be set forth in one or more resolutions adopted by the Board of Directors. If and to the extent required by law, a Certificate of Designation setting forth any such designations, preferences, limitations or relative rights shall be filed with the Secretary of State of Delaware prior to the issuance of any shares of such class or series. The authority of the Board of Directors with respect to the establishment of such class or series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the following matters which may vary between each class or series:

                    (i) the distinctive designation of that class or series and the number of shares constituting that class or series, which number may be increased (except where otherwise provided by the Board of Directors in creating such class or series) or decreased (but not below the number of shares then issued) from time to time;

                    (ii) the dividend rate on the shares of that class or series, what form such dividend shall take (cash, securities or other property) whether the dividend shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that class or series;

                    (iii) whether that class or series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                    (iv) whether that class or series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions of adjustment of the conversion rate in such events as the Board of Directors shall determine;

                    (v) whether the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

                    (vi) whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

                    (vii) the rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or


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

                           winding-up of the Corporation and the relative rights of priority, if any, of payment of shares of that class or series; and

                    (viii) any other relative preferences, restrictions or
                           limitations of that class or series, including but not limited to any obligations of the Corporation to repurchase shares of that class or series upon specified events.

     (d) No Preemptive Rights. No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive rights to subscribe for or purchase any stock or any other securities of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, within the Board of Directors' sole discretion, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of holders of any or all other classes, series or types of stock or other securities at the time outstanding.

     FIFTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than nine Directors, the exact number of Directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

     (b) The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of Directors constituting the entire Board of Directors. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such Director was elected, provided that Directors initially designated as Class I Directors shall serve for a term ending on the date of the 2002 annual meeting, Directors initially designated as Class II Directors shall serve for a term ending on the date of the 2003 annual meeting, and Directors initially designated as Class III Directors shall serve for a term ending on the date of the 2004 annual meeting. Notwithstanding the foregoing, each Director shall hold office until such Director's successor shall have been duly elected and qualified or until such Director's earlier death, retirement, resignation or removal. In the event of any change in the number of Directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class. In no event will a decrease in the number of Directors shorten the term of any incumbent Director.

     (c) The names of the persons who are to serve initially as Directors of each class are:


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

                               Name

Class I                        Marc C. Breslawsky
                               Michael J. Critelli

Class II                       Thelma R. Albright
                               Ira D. Hall

Class III                      T. Kevin Dunnigan
                               James A. Thomas

The mailing address of each such Director is c/o Imagistics International Inc., 100 Oakview Drive, Trumbull, Connecticut 06611.

     (d) There shall be no cumulative voting in the election of Directors.

     (e) Election of Directors need not be by written ballot unless the bylaws of the Corporation so provide.

     (f) Subject to the rights, if any, of the holders of any class or series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of Directors may be filled solely by a majority of the Directors then in office (although less than a quorum) or by the sole remaining Director, and each Director so elected shall hold office for a term that shall coincide with the term of the Class to which such Director shall have been elected.

     (g) Subject to the rights, if any, of the holders of any class or series of Preferred Stock, no Director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

     SIXTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the Delaware Law and may not be taken by written consent of stockholders without a meeting.

     SEVENTH: Special meetings of the stockholders may be called only by the Board of Directors, pursuant to a resolution approved by a majority of the full Board of Directors. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as


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

a class or series, to elect Directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH hereof, special meetings of holders of such Preferred Stock.

     EIGHTH: In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, make, alter or repeal the Bylaws of the Corporation, subject to Article TENTH. The stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

     NINTH: (a) A Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director to the fullest extent permitted by the Delaware Law.

     (b)(i) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware Law. The right to indemnification conferred in this Article NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the Delaware Law. The right to indemnification conferred in this Article NINTH shall be a contract right.

     (ii) The Corporation may, by action of the Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the Delaware Law.

     (c) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Delaware Law.


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

     (d) The rights and authority conferred in this Article NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     (e) Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by the Delaware Law, any modification of law, shall eliminate or reduce the effect of this Article NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     TENTH: (a) Amendment of Certificate of Incorporation. The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware Law and, except as otherwise provided in Article NINTH, all rights and powers conferred herein on stockholders, Directors and officers, if any, are subject to this reserved power. Notwithstanding any other provisions of law, this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law), the provisions of Articles FIFTH, SIXTH, SEVENTH, NINTH and this Article TENTH may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in Articles FIFTH, SIXTH, SEVENTH, NINTH and this Article TENTH, unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

(b) Amendment of Bylaws. The Bylaws of the Corporation may be amended, repealed or adopted by the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of Directors, or by the affirmative vote of a majority of the Board of Directors at any meeting duly held as provided in the Bylaws of the Corporation, and all rights and powers conferred therein on stockholders, Directors and officers, if any, are subject to this reserved power. Notwithstanding the foregoing, the provisions of Article I, Sections 2, 5 and 7, Article II and Article IV, Section 4 of the Bylaws may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in Article I, Sections 2, 5 and 7,
Article II and Article IV, Section 4 of the Bylaws, unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.


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

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by a duly authorized officer on this 30th day of November, 2001.


                                        /s/ Mark S. Flynn
                                        --------------------------------
                                        Name: Mark S. Flynn
                                        Title: Vice President, General
                                               Counsel & Secretary


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